Exhibit 10.19

BIOFORM MEDICAL, INC.

SERIES E PREFERRED STOCK

STOCK SUBSCRIPTION AGREEMENT

This Series E Preferred Stock Subscription Agreement (this “Agreement”) is entered into by and between BioForm Medical, Inc., a Delaware corporation (the “Company”) and the individual or entity (the “Purchaser”) whose name appears, and as of the date set forth, on the last page of this Agreement.

The Purchaser understands that the Company proposes to offer and sell to a limited number of accredited investors up to an aggregate of $15,000,000 worth of shares of Series E Preferred Stock (the “Series E Preferred”) at a price of $5.50 per share.

The Purchaser understands that a number of other purchasers will purchase the Shares pursuant to subscription agreements substantially similar to this Agreement. This Agreement and all of the other subscription agreements shall be collectively referred to as the “Agreements.” The Series E Preferred issued pursuant to the Agreements is hereinafter referred to as the “Shares.”

Accordingly, the Purchaser agrees with the Company as follows:

1. Sale of Shares. The Purchaser will purchase from the Company the number of Shares set forth opposite the Purchaser’s signature on the last page of this Agreement at a price of $5.50 per share in cash, and in consideration therefor the Company agrees to issue to the Purchaser stock certificates for the number of Shares set forth opposite the Purchaser’s name on the last page of this Agreement.

2. Closing; Delivery.

2.1 Closing. The Purchaser understands that the Company is under no obligation to sell any of the Shares to the Purchaser unless the Company accepts and signs this Agreement. In addition, in the event that the offering is subscribed for more Shares than the Company desires to sell, the Company shall have the right to reduce the number of Shares to be purchased by the Purchaser. The closing of the purchase and sale of the Shares to the Purchaser hereunder shall be held at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road Palo Alto, California 94304 at 4:00 p.m. on the date upon which the Company accepts and signs this Agreement.

2.2 Delivery. At the closing of the sale of Shares to the Purchaser, the Company will deliver to the Purchaser certificate for the number of shares of Series E Preferred Stock set forth opposite the Purchaser’s name on the last page of this Agreement in exchange for cash payment in an amount equal to $5.50 times the number of Shares being acquired by the Purchaser.

3. The Company’s Representations and Warranties. The Company represents and warrants to the Purchaser as follows:

3.1 Organization and Standing. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and is in good standing as a domestic corporation under the laws of said state.

3.2 Authorization. The execution, delivery and performance of this Agreement by the Company has been duly authorized by all requisite corporate action, and this Agreement constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights. The execution, delivery and performance of this Agreement and compliance with the provisions hereof by the Company does not conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default (or an event with which the giving of notice or passage of time, or both could result in a default) under, or result in the creation or imposition of any lien pursuant to the terms of, the Certificate of Incorporation, as amended, or the Bylaws of the Company.

3.3 Shares. The Shares when issued pursuant to the terms of the Agreement will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances caused or created by the Company; provided, however, that the Shares shall be subject to restrictions on transfer under state or federal securities laws as set forth in the Agreement or otherwise required at the time a transfer is proposed.

4. Representations, Warranties of Purchaser and Restrictions on Transfer.

4.1 Representations and Warranties of Purchaser. The Purchaser represents and warrants to the Company with respect to this purchase as follows:

(a) This Agreement constitutes the Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms.

(b) The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. The Purchaser is purchasing the Shares for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended, (the “Act”).

(c) The Purchaser understands that the Shares have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of its investment intent as expressed herein. In this connection, the Purchaser understands that, in the view of the Securities and Exchange Commission (“SEC”), the statutory basis for such exemption may be unavailable if its representation was predicated solely upon a present intention to hold the Shares for a period of one year or any other fixed period in the future.

(d) The Purchaser further understands that the Shares must be held indefinitely unless subsequently registered under the Act or unless an exemption from registration is otherwise available. Moreover, the Purchaser understands that the Company is under no obligation to register the Shares. In addition, the Purchaser understands that the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel for the Company.

(e) The Purchaser is aware of the provisions of Rule 144, promulgated under the Act, which in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, in case the Purchaser has held the securities less than two years or is an affiliate of the Company: (1) the resale occurring not less than one year after the party has purchased and paid for the securities to be sold; (2) the availability of certain public information about the Company; (3) the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said terms are defined under the Securities Exchange Act of 1934); (4) the amount of securities being sold during any three month period not exceeding certain specified limitations and (5) the filing of a Notice of Sale on Form 144 as appropriate.

(f) The Purchaser further understands that at the time it wishes to sell the Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the Purchaser would be precluded from selling the Shares under Rule 144 unless (1) a two-year minimum holding period had been satisfied and (2) the Purchaser was not at the time of sale nor at any time during the three-month period prior to such sale an affiliate of the Company.

(g) The Purchaser further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Act, compliance with Regulation A or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and their respective brokers who participate in such transaction do so at their own risk.

(h) The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that such Purchaser, can protect its own interests. The Purchaser has such knowledge and experience in financial and business matters so that the Purchaser is capable of evaluating the merits and risks of its investment in the Company. The Purchaser understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks. The Purchaser can bear the economic risk of such Investor’s investment and is able, without impairing such Investor’s financial condition, to hold the Shares and any securities issued in respect of the Shares for an indefinite period of time and to suffer a complete loss of the Purchaser’s investment.

(i) Purchaser is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the SEC under the Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

(j) The residency of the Purchaser (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the signature pages hereto.

(k) Purchaser has not engaged any brokers, finders or agents, and the Company has not and will not incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Agreement.

4.2 Restrictions on Transfer and Legends.

(a) In addition to any legend imposed by state securities laws, each certificate representing the Shares shall be endorsed with the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

The Company need not register a transfer of Shares unless the conditions specified in the foregoing legend and other restrictions set forth in this Agreement are satisfied. The company may also instruct its transfer agent not to register the transfer of any of the Shares unless the conditions specified in the foregoing legends are satisfied.

(b) The Purchaser hereby agrees that the Purchaser will not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by the Purchaser (other than those included in the registration) during the one hundred eighty (180) day period (or such longer period, not to exceed 214 days in total, as may be desirable to permit any managing underwriter to comply with NASD Rule 2711(f)(4)) following the effective date of the registration statement of the Company filed in respect of the Company’s initial public offering pursuant to a registration statement filed and declared effective under the Securities Act of 1933, as amended. The obligations described in this Section 4.2(b) shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Purchaser agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 4.2(b). The Purchaser agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 4.2(b). The Company may impose stop-transfer instructions and may stamp each such certificate with the following legend with respect to the Shares, shares of Common Stock issued upon conversion of the Shares, or other securities of the Company subject to the foregoing restriction until the end of such one hundred eighty (180) day (plus an extension of up to thirty-four (34) days) period:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD OF AT LEAST 180 DAYS IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN A SUBSCRIPTION AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

Purchaser further agrees that upon request it will execute agreements with the managing underwriters involved in such initial public offering. FURTHERMORE, PURCHASER HEREBY IS HEREBY GRANTING TO THE CORPORATION’S CHIEF EXECUTIVE OFFICER THEN IN OFFICE, A SPECIAL POWER OF ATTORNEY, MAKING, CONSTITUTING AND APPOINTING SUCH CHIEF EXECUTIVE OFFICER AS THE PURCHASER’S ATTORNEY-IN-FACT, WITH POWER AND AUTHORITY TO ACT IN THE PURCHASER’S NAME AND ON THE PURCHASER’S BEHALF TO EXECUTE, ACKNOWLEDGE AND SWEAR TO THE EXECUTION, ACKNOWLEDGMENT OF THE LOCK UP AGREEMENT. The special power of attorney being granted hereby is a coupled with an interest, is irrevocable, and shall survive the death or legal incapacity of the Purchaser.

4.3 Removal of Legends and Transfer Restrictions. The restrictions on transfer set forth in this Agreement are binding upon subsequent transferees of the Shares and any shares issued in respect of the Shares, except for transferees pursuant to an effective registration statement. The Purchaser agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Shares, or any beneficial interest therein, unless and until the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Shares subject to, and to be bound by, the terms and conditions set forth in this Agreement or following sale pursuant to which the legend relating to the Act is removed. The legend relating to the Act endorsed on a stock certificate pursuant to paragraph 4.2 of this Agreement and the stop transfer instructions with respect to the Shares represented by such certificate shall be removed and the Company shall issue a certificate without such legend to the holder of such Shares if such Shares are registered under the Act and a prospectus meeting the requirements of Section 10 of the Act is available, or if such holder provides to the Company an opinion of counsel for such holder of the Shares reasonably satisfactory to the Company or a no-action letter or interpretive opinion of the staff of the SEC to the effect that a public sale, transfer or assignment of such Shares may be made without registration and without compliance with any restriction such as Rule 144. Any legend imposed by state securities laws will be removed if the state agency imposing such legend has consented to its removal.

6. Miscellaneous.

6.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as if made between residents of California, without regard to principles of conflicts of laws.

6.2 Survival. The representations and warranties contained herein shall survive the execution and delivery of this Agreement and the sale of the Shares.

6.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

6.4 Entire Agreement. This Agreement embodies the entire understanding and agreement between the Purchaser and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof.

6.5 Notices, etc. All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, overnight delivery service or U.S. mail, addressed (a) if to the Purchaser, at his or her address set forth on the last page of this Agreement, or at such other address as the Purchaser shall have furnished the Company in writing, or (b) if to the Company, at the address of its principal office, or at such other address as the Company shall have furnished to the Purchaser in writing, with a copy to Wilson Sonsini Goodrich & Rosati, P.C., Attn: David Saul, 650 Page Mill Road, Palo Alto, CA 94304, fax: 650-493-6811.

6.6 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

6.7 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

6.8 Waivers and Amendments. With the written consent of the record holders of more than 50% of the Shares then outstanding, the obligations of the Company and the rights of each and all holders under the Agreements may be waived (either generally or in a particular instance, either retroactively or prospectively or either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its board of directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreements; provided, however, that no such waiver or supplemental agreement shall (i) reduce the aforesaid percentage, the holders of which are required to consent to any waiver or supplemental agreement, or (ii) increase any obligations under the Agreements of a holder, without the consent of such holder. Neither the Agreements nor any provisions thereof may be changed, waived, discharged or terminated orally but only by a signed statement in writing to the record holders upon receipt of the consent required hereby. THE PURCHASER AGREES AND ACKNOWLEDGES THAT BY VIRTUE OF THIS SECTION 6.8, THE HOLDERS OF MORE THAN 50% OF THE SHARES SHALL HAVE THE RIGHT TO AMEND THIS AGREEMENT AND/OR WAIVE, MODIFY, OR ELIMINATE ANY OF THE PURCHASER’S RIGHTS HEREUNDER.

6.9 Recapitalizations. All numbers set forth in this Agreement shall be appropriately adjusted for any stock dividends, combinations or splits affecting the Shares, including without limitation any provisions related to the minimum number of Shares required for a holder thereof to have certain of the rights under this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this subscription agreement as of the date set forth below.

$

Amount of Investment

$5.50 per Share

(Number of Shares)

(Print Name)

Signature:	*

Title:
(If necessary)

Entity Name:
(If necessary)

Address:

The foregoing Agreement is hereby confirmed and accepted by the Company as of May 4, 2007.

BIOFORM MEDICAL, INC.

By:	/s/ Stephen Basta
Stephen Basta, CEO

*	Signature page signed by and on behalf of the following purchasers:

Essex Woodlands Health Ventures Fund VI, L.P.

Pinto Technology Ventures, L.P.

Biotechnology Development Fund IV, L.P.

Biotechnology Development Fund IV, Affiliates, L.P.

BioAsia Crossover Fund, L.P.

WS Investment Company, LLC (2007A)

WS Investment Company, LLC (2007C)

Jeffrey Adelglass, M.D. Pension and Profit

Carruthers Dermatology Centre Inc.

Jean Carruthers Cosmetic Surgery Inc.

Min Young Cha

Steven Fagien and Debra Fagien, Tenants by the Entirety

Funt Family Partners LLP

Douglas Hamilton, M.D., AMC, PSP

Joan Hardt

Riyaz Hassanali, M.D.

Michael E. Jasin and Brenda G. Jasin

Madhavi Kandula

Lincoln Krochmal

Timothy P. Lynch

Bruce and Bonnie Maltz Family Trust

Scott and Susan Maltz Trust

Rhoda S. Narins

R. Clyde Parker, Jr.

Adrian Rich, as separate property

Neil Sadick, M.D.

Saul Family Trust, David Saul, Trustee

Kyle Shelley

Fredric A. Stern

George and Zehra Sun, Trustees of the Sun Trust U/A DTD 11/22/1996

Thomas L. Tzikas, MD

William P. Werschler

California National Bank IRA FBO J. Casey McGlynn

Teknoinvest VIII KS

Teknoinvest VIII B (GP) AS

Steinar J. Engelsen

Rhoda S. Narins

Erin Alonso

Joseph A. Eviatar

Citigroup Global Markets, Inc. IRA Custodian for Dr. Stephen H. Mandy

Devinder S. Managat, M.D.

Stacey L. Silvers